As filed with the Securities and Exchange Commission on August 4, 2009
Registration No. 333-127639

UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
 UNDER THE SECURITIES ACT OF 1933

SFSB, INC.
(Exact name of Registrant as specified in its charter)

United States	20-2077715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1614 East Churchville Road
Bel Air, Maryland 21015
 (Address of Principal Executive Offices, Including Zip Code)

SFSB 2005 Stock Option Plan
SFSB Recognition and Retention Plan
(Full title of the plans)

Philip E. Logan,
President, Chairman and Chief Executive Officer
SFSB, Inc.
 1614 East Churchville Road
 Bel Air, Maryland 21015
 (443) 265-5570
 (Name, address and telephone number, including area code, of agent for service)

With copies to:
 Frank C. Bonaventure
 Ober, Kaler, Grimes & Shriver, P.C.
 120 East Baltimore Street
 Baltimore, MD 21202
 (410) 347-7305
 (443) 263-7505 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

SFSB, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain shares of its common stock, par value $0.01 per share (the “Common Stock”), previously registered by the Registrant pursuant to Form S-8 Registration Statement No. 333-127639, which was originally filed with the Securities and Exchange Commission (the “Commission”) on August 17, 2005 (the “2005 Form S-8”).  A total of 204,127 shares of the Registrant’s Common Stock (the “Registered Shares”) were registered for issuance under the Registrant’s 2005 Stock Option Plan (the “Stock Option Plan”) and Recognition and Retention Plan (the “Recognition and Retention Plan” and together with the Stock Option Plan, the “Plans”), pursuant to the 2005 Form S-8.

The Registrant has issued 102,061 of the Registered Shares pursuant to options granted under the Stock Option Plan and 40,824 of the Registered Shares pursuant to restricted stock grants under the Recognition and Retention Plan.  Of the Registered Shares, 61,242 shares of Common Stock have not been issued under the Plans.

The Registrant hereby removes and withdraws from registration the 61,242 shares of Common Stock registered pursuant to the 2005 Form S-8 that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bel Air, State of Maryland, on August 3, 2009.

SFSB, INC.

By: /s/ Philip E. Logan
Philip E. Logan
President, Chairman & CEO

Pursuant to the requirements of the Securities Act of 1933, this post-effective Amendment No. 1 to Registration Statement No. 333-127639 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Philip E. Logan Philip E. Logan	President, CEO, Chairman and Principal Executive Officer; Director	August 3, 2009
/s/ Sophie Torin Wittelsberger Sophie Torin Wittelsberger	Vice President and Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer	August 3, 2009
/s/ J. Benson Brown J. Benson Brown	Director	August 3, 2009
/s/ Thomas J. Drechsler Thomas J. Drechsler	Director	August 3, 2009
/s/ Robert M. Stahl, IV Robert M. Stahl, IV	Director	August 3, 2009
/s/ James D. Wise James D. Wise	Director	August 3, 2009
/s/ Charles E. Wagner, Jr. Charles E. Wagner, Jr.	Executive Vice President and Secretary; Director	August 3, 2009